Exhibit 23.4

Consent of Webb & Company, P. A., Independent Registered Public Accounting Firm

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by references in the Registration Statement on Form S-1 of Waytronx, Inc. of our report dated March 27, 2009, with respect to the financial statements for the years ended December 31, 2008 (consolidated) and 2007 of Waytronx, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2008 (consolidated) and 2007 and to the reference to our firm under the heading “Experts” in the prospectus.

WEBB & COMPANY, P.A.
Certified Public Accountants

Boynton Beach, Florida
March 27, 2009